For Immediate Release

Contact:
Lattice Incorporated	CCG Elite Investor Relations
Paul Burgess, CEO	Crocker Coulson, President
Phone: +(1) 856-910-1166 x.2111	Phone: +(1) 646-213-1915
Email: pburgess@sysmanagement.com	Email: crocker.coulson@ccgir.com
Ed Job, CFA
Phone: +(1) 646-213-1914
Email: ed.job@ccgir.com

Lattice Incorporated Reports Solid 2007 Results

PENNSAUKEN, N.J., April 15, 2008 - Lattice Incorporated (OTC: LTTC) (“Lattice” or the “Company”), a provider of advanced information and communications technology solutions to key government agencies and enterprise customers, today announced record 2007 year end results.

Fiscal Year 2007 Highlights

•	Total revenues increased 103% year-over-year to $15.2 million
•	Gross profit increased 64% year-over-year to $6.8 million
•	Net income applicable to common shares was $722 thousand
•	Earnings per fully diluted share was $0.01
•	Peace Corps selected Aquifer 6.5 to deploy its Vida 2.0 Database Application
•	Backlog of contract wins reached a record $84.0 million

“We are extremely pleased with our results for the year. During 2007 we delivered strong top line performance and increased our Total Contract Backlog to $84.0 million, positioning the business for future growth,” said Paul Burgess, Lattice’s Chief Executive Officer.

Fiscal Year 2007 Results

Lattice’s total revenues in 2007 were $15.2 million, an increase of 103% over 2006. Revenue growth was driven by the acquisition of RTI in September of 2006 as well as organic growth of 32% attributable to new and expanded contract vehicles in the Company’s technology services business. Services and solutions to the Federal government accounted for 91% of the Company’s revenues in 2007, up from 77% in 2006.

Gross profit in 2007 was $6.8 million, an increase of 64% over 2006. Gross margin was 44.6% in 2007, down from 55.2% in the 2006. The year-over-year reduction in the gross profit percentage was primarily due to increased use of sub-contractors in support of the delivery of the Company’s government contract vehicles primarily its JPMIS Seaport-e contract which was awarded in the third quarter of 2007.

The Company posted an operating loss for 2007 of $1.8 million which compared to operating income of $456 thousand in 2006. The operating loss for 2007 included non-cash amortization expense of $2.0 million related to intangible assets associated with the acquisition of RTI in 2006 and SMEI in 2005, compared to a non-cash amortization expense of $739 thousand in 2006. Also included in operating results were non-cash share-based compensation of $245,000 and 90,000 for 2007 and 2006 respectively.

Net income applicable to common shares was $722 thousand, or $0.01 per fully diluted share, compared to a loss of $15.6 million, or $1.31 per diluted share in the year ago period.

Recent Events

On December 26, 2007 the Company disclosed that its backlog of contract wins had reached a record $84.0 million as of November 30, 2007

On January 28, 2008 the Company announced that Peace Corps selected Aquifer version 6.5 to develop and deploy its Volunteer Information Database Application (VIDA 2.0), with worldwide release scheduled for the first quarter of 2008.

On February 26, 2008 the Company announced that the Joint Program Manager Information Systems (JPM IS) has exercised and partially funded an optional $2.35M Contract Line Item in its ongoing SeaPort-e Task Order. If all options and award terms are exercised this contract could generate revenue over five years of up to approximately $55 million to Lattice.

On March 4, 2008 the Company announced that it had been recognized in the prestigious “Deloitte 2007 Technology Fast 500” program as one of the 500 fastest growing technology companies in North America.

On March 31, 2008 the Company announced that the Private Bank of the Peninsula reached a participation agreement with Montage Capital LLC under which it can expand Lattice’s line of credit from $2,400,000 up to $4,000,000.

Conference Call

The Company will host a conference call at 5:30 p.m. ET on April 15, 2008, to discuss 2007 year end results. Joining Paul Burgess, Lattice’s Chief Executive Officer, will be Joe Noto, Chief Financial Officer. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1(866) 864-4336. The conference ID for the call is 43157367.

If you are unable to participate in the call at this time, a replay will be available on April 15, at 7:30 p.m. ET, through May 22, 2008. To access the replay, dial +1(800)642-1687 international callers should dial +1(706)645-9291 and enter the conference ID 43157367.

About Lattice Incorporated

Lattice Incorporated is a provider of advanced information and communications technology solutions to the government and commercial markets. The company's technology services division designs, deploys and manages advanced technological solutions at key government agencies and for mid- to large-sized enterprises. Lattice's technology products division consists of several core proprietary platforms used to develop customized software applications with military grade security in a number of different markets. For more information, visit http://www.latticeincorporated.com.

Safe Harbor Statement

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K previously filed with the SEC.

- FINANCIAL TABLES FOLLOW -

LATTICE INCORPORATED AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT

	2007	2006

Revenue - Technology Services	$13,853,580	$5,802,836
Revenue - Technology Products	1,364,247	1,692,052
Total Revenue	15,217,827	7,494,888

Cost of Revenue - Technology Services	7,892,257	2,801,085
Cost of Revenue - Technology Products	530,833	554,136
Total cost of revenue	8,423,090	3,355,221

Gross Profit	6,794,737	4,139,667

Operating expenses:
Selling, general and administrative	6,113,338	2,508,559
Research and development	432,069	435,768
Amortization expense	1,990,164	739,454
Total operating expenses	8,535,571	3,683,781

Income (Loss) from operations	(1,740,834)	455,886

Other income (expense):
Derivative income (expense)	4,970,932	(13,753,295)
Extinguishment loss	(157,130)	(158,266)
Finance expense	(99,279)	(1,334,335)
Total other income (expense)	4,714,523	(15,245,896)

Net interest expense	(494,414)	(704,178)

Minority Interest	(79,038)	(57,245)

Income (loss) before taxes	2,400,237	(15,551,433)

Income taxes (benefit)	(1,325,976)	-

Net income (loss)	3,726,213	(15,551,433)

Reconciliation of net income (loss) to
income applicable to common shareholders:
Net income (loss)	3,726,213	(15,551,433)
Series A Preferred stock dividend	(2,954,507)
Series BPreferred stock dividend	(50,000)	(8,333)
Income applicable to common stockholders	721,706	(15,559,766)

Income (loss) per common share
Basic	$0.04	$(1.31)
Diluted	$0.01	$(1.31)

Weighted average shares:
Basic	16,658,343	11,888,458
Diluted	57,542,816	11,888,458

LATTICE INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

December 31,
2007
ASSETS:
Current assets:
Cash and cash equivalents	$769,915
Accounts receivable, net	3,839,744
Inventories	65,846
Other current assets	127,801
Total current assets	4,803,306

Property and equipmen, net	27,530
Goodwill	7,629,632
Other intangibles, net	5,354,071
Other assetes	118,623
Total assets	$17,933,162

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,716,411
Accrued expenses	1,252,916
Due to former Stockholder's per Sept 19, 2006 purchase agreement	1,500,000
Customer deposits	15,000
Deferred revenue	-
Notes payable	1,050,254
Derivative liability	7,217,099
Total current liabilities	13,751,680

Deferred tax liabilities	2,661,954
Minority interest	214,599

Shareholders' equity
Preferred Stock - .01 par value	88,387
Common stock - .01 par value, 200,000,000 authorized,	168,425
16,842,428 and 16,642,428 issued, 16,829,428 and 16,629,848 outstanding respectively
Additional paid-in capital	36,854,901
Accumulated deficit	(35,408,951)
1,702,762
Common stock held in treasury, at cost	(397,833)
Shareholders' equity	1,304,929
Total liabilities and shareholders' equity	$17,933,162

LATTICE INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006

Cash flow from operating activities:
Net Income (Loss) before preferred dividends	$3,726,213	$(15,551,433)

Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Derivative (income) expense	(4,970,932)	13,753,295
Amortization of intangible assets	1,990,164	739,454
Providion for income taxes	(1,325,976)	-
Amortization of debt discount (effective method)	205,809	371,753
Amortization of deferred financing	26,119	1,334,335
Stock issued for services	40,000
Financing expenses paid in stock	65,470
Extinguishment loss	157,130	158,266
Minority interest	79,038	57,245
Interest derivative	110,618
Share-based compensation	245,760	90,612
Depreciation	34,573	40,831
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,427,580)	(818,847)
Inventories	(1,404)	23,150
Other current assets	(105,040)	(69,472)
Other assets	4,313	1,649
Increase (decrease) in:
Accounts payable and accrued liabilities	2,294,270	(270,269)
Customer deposits	-	(135,199)
Deferred revenue	(62,495)	62,495
Total adjustments	(2,640,163)	15,339,298
Net cash provided by (used for) operating activities	1,086,050	(212,135)
Cash Used in investing activities:
Investment in "RTI"	-	(3,665,638)
Acquired Cash RTI	-	156,772
Purchase of equipment	(24,916)	(39,837)
Net cash used for investing activities	(24,916)	(3,548,703)
Cash flows from financing activities:
Issuance of common stock, net	-	1,293,906
Repayments of convertible notes (Laurus)	-	(1,000,000)
Issuance of convertible debt, net of fees	-	4,450,000
Financing fees in connection with Barron financing and Revolving Line of Credit	149,506	(553,059)
Revolving credit facility (payments) borrowings, net	-	137,898
Short term notes paid	(833,000)	(234,000)
Loans from Stockholders' & Officers	-	250,000
Loans paid Stockholders' & Officers	-	(245,629)
Net cash (used) provided by financing activities	(683,494)	4,099,116
Net increase (decrease) in cash and cash equivalents	377,640	338,278
Cash and cash equivalents - beginning of period	392,275	53,997
Cash and cash equivalents - end of period	$769,915	$392,275

Supplemental cash flow information
Interest paid in cash	$177,987	$315,470
Non-cash
RTI earn out	$1,500,000
Prepaid finance cost reclassified as equity	$442,474
Accued expenses setteled with stock warrants	$874,000

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